As filed with the Securities and Exchange Commission on May 11, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________________________________
Wolverine World Wide, Inc.
(Exact Name of Registrant as Specified in its Charter)
_________________________________________________

Delaware	38-1185150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9341 Courtland Drive N.E.,
Rockford, Michigan	49351
(Address of principal executive offices)	(Zip Code)
_________________________________________________
Wolverine World Wide, Inc
Stock Incentive Plan of 2016, as amended and restated
(Full title of the plan)
_________________________________________________
Brendan L. Hoffman
President and Chief Executive Officer
Wolverine World Wide., Inc
9341 Courtland Drive N.E.,
Rockford, Michigan 49351
(616) 866-5500
(Name, address and telephone, including area code, of agent for service)
_________________________________________________

Copies to:
Stephen I. Glover, Esq.	Reginald M. Rasch
Gibson, Dunn, & Crutcher LLP	SVP, General Counsel & Secretary
1050 Connecticut Avenue, N.W.	Wolverine World Wide, Inc
Washington, D.C. 20036	9341 Courtland Drive N.E.,
(202) 955-8500	Rockford, Michigan 49351
(616) 866-5500
____________________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
____________________________________________________

INTRODUCTION

This Registration Statement on Form S-8 is being filed by Wolverine World Wide, Inc., a Delaware corporation (the “Company” or the “Registrant”), in accordance with General Instruction E to Form S-8, to register an additional 6,100,000 shares of its common stock, par value $1.00 per share (the “Common Stock”) issuable to eligible individuals under the Wolverine World Wide, Inc. Stock Incentive Plan of 2016, as amended and restated (the “Plan”). These 6,100,000 shares of Common Stock are in addition to (a) the shares of Common Stock previously registered on the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 15, 2016, as amended by that Post-Effective Amendment thereto filed on May 9, 2018 (No. 333-210771), (b) the shares of Common Stock previously registered on the Registration Statement on Form S-8 (No. 333-224761) filed with the Securities and Exchange Commission on May 9, 2018, and (c) the shares of Common Stock previously registered on the Registrant’s Registration Statement on Form S-8 (No. 333-256085) filed with the Securities and Exchange Commission on May 13, 2021, in each case together with all exhibits filed therewith or incorporated therein by reference ((a), (b), and (c) together, the “Prior Registration Statements”). Except as supplemented by the information set forth herein, the contents of the Prior Registration Statements are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.        Exhibits

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 24, 2014.
4.2	Amended and Restated By-laws. Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 7, 2022.
5.1	Opinion of counsel*
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of counsel (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page)*
99.1	Wolverine World Wide, Inc. Stock Incentive Plan of 2016, as amended and restated.*
107	Filing Fee Table.*

* Filed herewith

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933 (the “Securities Act”), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Michigan, on this 11th day of May, 2023.

WOLVERINE WORLD WIDE, INC.

By:	/s/ Brendan L. Hoffman
Brendan L. Hoffman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brendan L. Hoffman and Reginald M. Rasch, and each of them, with full power of substitution and full power to act without the others, his or her true and lawful attorney-in-fact and agent, to act for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8, any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional awards, and to file this Registration Statement and any subsequent registration statement and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all his said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brendan L. Hoffman	President and Chief Executive Officer (Principal Executive Officer)	May 11, 2023
Brendan L. Hoffman

/s/ Michael D. Stornant	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 11, 2023
Michael D. Stornant

/s/ Nicholas T. Long	Chairman of the Board	May 11, 2023
Nicholas T. Long

/s/ Jeffrey M. Boromisa	Director	May 11, 2023
Jeffrey M. Boromisa

/s/ Jodi Bricker	Director	May 11, 2023
Jodi Bricker

/s/ William K. Gerber	Director	May 11, 2023
William K. Gerber

/s/ David T. Kollat	Director	May 11, 2023
David T. Kollat

/s/ Brenda J. Lauderback	Director	May 11, 2023
Brenda J. Lauderback

/s/ Stacia Andersen	Director	May 11, 2023
Stacia Andersen

/s/ DeMonty Price	Director	May 11, 2023
DeMonty Price

/s/ Kathleen Wilson-Thompson	Director	May 11, 2023
Kathleen Wilson-Thompson

Exhibit 107
CALCULATION OF FILING FEE TABLE
Form S-8
Wolverine World Wide, Inc.
Table 1 - Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $1.00 per share, to be issued pursuant to future awards under the Wolverine World Wide, Inc. Stock Incentive Plan of 2016, as amended and restated (the “Plan”)	457(a)	6,100,000(3)	$14.68(4)	$89,548,000.00(4)	$110.20 per $1,000,000	$9,868.19
Total Offering Amounts			6,100,000		$89,548,000.00		$9,868.19
Total Fee Offsets							$0
Net Fee Due							$9,868.19
(1) In addition to the number of shares of the common stock, par value $1.00 per share (the “Common Stock”) of the Registrant stated above, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of options and other rights to acquire Common Stock that may be granted pursuant to the Plan.

(2) Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional securities that may from time to time be offered or issued in respect of the securities registered by this registration statement to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged.

(3) Represents 6,100,000 additional shares of Common Stock available for issuance under the Plan.

(4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange on May 5, 2023.
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